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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE
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Contact:
William D. Baker
Senior Vice President and Chief Financial Officer
(510) 814-5155
wbaker@netopia.com
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Netopia Strengthens Leadership Position in Broadband Gateway Market With
Acquisition of Cayman Systems

Pending Acquisition Expands Customer Base With Leading ILECs and Cable Companies; Conference Call Announced To Discuss Acquisition

ALAMEDA, Calif. (September 19, 2001) - Netopia, Inc. (NASDAQ: NTPA), a market leader in broadband gateways and web platform software designed for small, medium and distributed enterprises, today announced that it has signed a definitive agreement to acquire privately held Cayman Systems, Inc., a leading developer and supplier of business class ADSL and Ethernet routers. Netopia will discuss this acquisition in a conference call on Wednesday, September 19, 2001 at 1:30 p.m. Pacific (details below).

The Cayman acquisition will strengthen Netopia's leadership position in the broadband gateway market by expanding its customer base to include Cayman's current customers. Cayman's largest customers include ILECs SBC Communications Inc. and BellSouth Telecommunications, Inc., and Comcast, a leading cable provider.

The acquisition, which is expected to close in October 2001, will be accounted for under the purchase method and is expected to result in a one-time charge for in-process R&D. Under the terms of the agreement, Netopia will pay an aggregate of $11 million to acquire all of Cayman's outstanding equity and convertible debt. Netopia also will assume certain other liabilities of Cayman. The final cash payment is subject to adjustment based on Cayman's liabilities at the time of the closing.

"We are pleased to combine the talents of two great organizations. With its reliable and well-respected products, Cayman has developed an impressive portfolio of strong customer relationships with leading ILECs and cable companies throughout the United States," said Alan Lefkof, Netopia's President and CEO. "The combination of Cayman and Netopia will enhance our ability to sell more products to a broader range of carriers and service providers worldwide."
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"The Cayman team is pleased to be joining Netopia," said Peter Vicars, President and CEO of Cayman. "Netopia's financial resources, products and current customer base complement Cayman's products and distribution channels. Both Cayman and Netopia have worked hard to earn their reputations for delivering excellent products and excellent customer service. The combined enterprise will be a strong market leader for both business class customer premise equipment and the rapidly emerging market for broadband residential gateway products."

Netopia intends to maintain Cayman's facility in Billerica, Massachusetts. More information about Cayman's products and services can be obtained at Cayman's Web site, http://www.cayman.com.
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Conference Call to Discuss Acquisition
Netopia will discuss the acquisition of Cayman in an investor conference call that will take place at 4:30 p.m. Eastern/1:30 p.m. Pacific on Wednesday, September 19, 2001. The conference call will be open and available to the public. To listen to the telephone conference, dial 1-630-395-0311. The passcode for the conference is "Netopia" and the conference leader is Alan Lefkof.

An archived recording of the conference call will be available by telephone from September 19 through September 26, 2001. To listen to the recording, dial 1-800-677-3094 from the United States, and 1-402-998-0992 from all locations outside the United States.

About Netopia, Inc.
Netopia, Inc. develops, markets and supports broadband gateways and web platform software designed for small, medium and distributed enterprises, small offices/home offices, and multi-PC households. Netopia's targeted technology enables carriers and service providers to deliver bundled, value-added services for acquiring and retaining subscribers in large, fast-growing markets. These bundled service offerings often include DSL service bundled with backup, bonding, VPN, voice over DSL, and eSite and eStore hosting with eCare.

Netopia's broadband gateways are interoperable with all major central office equipment suppliers, including Alcatel, Cisco, Copper Mountain Networks, Ericsson, Lucent Technologies, Nokia, Paradyne, Siemens, and Zhone Technologies. Netopia has established strategic distribution relationships with leading carriers and service providers including BellSouth, Covad Communications, Earthlink Network, Everdream, France Telecom, Lockheed Martin Global Telecom, MegaPath Networks, Network Telephone, Telecom Italia, UUNet, Verio, Verizon, and XO Communications.

Headquartered in Alameda, Calif., Netopia's common stock trades on The Nasdaq Stock Market(R) under the symbol "NTPA." Further information about Netopia can be obtained via phone 510/814-5100, fax 510/814-5021 or on the Web at www.netopia.com.
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Portions of this release include forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statement include statements concerning the expected synergies and results of the announced acquisition, product development, anticipated new products and customers, growth opportunities, and future operating results. Investors are cautioned that all forward-looking statements involve numerous risks and uncertainties, including but not limited to Netopia's ability to integrate Cayman into Netopia's business, rapid technological change, the highly competitive nature of Netopia's markets, product development, product acceptance, licensing opportunities and general economic conditions. For more information concerning Netopia and risk factors that may affect Netopia's future results and may cause actual results to vary from results anticipated in forward-looking statements, investors should review Netopia's public filings with the United States Securities and Exchange Commission, including but not limited to the report on Form 10-K for the year ended September 30, 2000, and the report on Form 10-Q for the quarter ended June 30, 2001, which are available by calling Netopia at 510/814-5260 or online at www.sec.gov. Netopia does not
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undertake to update any oral or written forward-looking statement that may be made by or on behalf of Netopia.

All company names, brand names and product names are trademarks of their respective holder(s).